Exhibit 10.7

PROMISSORY NOTE

CDN$500,000

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of SWEBBY INC., (the “Vendor”), a company incorporated pursuant to the federal laws of Canada, having an address of Unit 203, 1428 West 6th Avenue, Vancouver, British Columbia, V6H 4H4, the sum of FIVE HUNDRED THOUSAND DOLLARS (CDN $500,000), payable without interest on the earlier of the following dates:

a)

the 45th day following July 6, 2011;

b)

the date Digagogo Ventures Corp. (“Digagogo”) completes a stock financing of no less than TWO MILLION FIVE HUNDRED THOUSAND DOLLARS (CDN $2,500,000), with the date of completion deemed to be the date that the funds from the stock financing are released to Digagogo without restrictions; or

c)

the date that either Digagogo or the undersigned receives a non-refundable and fully released license fee of no less than FIVE HUNDRED THOUSAND DOLLARS (CDN $500,000) pursuant to a license agreement to license the Assets of the Vendor, whether in whole or in part or alone or together with other intellectual property.

DATED as of the July 6, 2011.

EXECUTED by IMPACT TECHNOLOGIES INC. in the presence of: /s/ Joselia Soares Witness Signature Joselia Soares Witness Name 2011 Courtside Lane Charlotte, NC 28270 Witness Address Witness Occupation	IMPACT TECHNOLOGIES INC. per: /s/ Fernando Londe FERNANDO LONDE